Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of China Jo-Jo Drugstores, Inc. and its subsidiaries this Form S-3, related to the consolidated financial statements of China Jo-Jo Drugstores, Inc. included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the Securities and Exchange Commission on June 29, 2018. We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

April 2, 2019